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                                                                     EXHIBIT 5.1


              [LETTERHEAD OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP]



                                                May 30, 2003

Datascope Corp.
14 Philips Parkway
Montvale, New Jersey 07645

Ladies and Gentlemen:

         On the date hereof, Datascope Corp., a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") relating to (a) 125,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), which are being offered pursuant to the Company's Amended and Restated Compensation Plan for Non-Employee Directors (the "Plan") and various award agreements ("Plan Agreements") with non-employee directors of the Company, (b) 5,000 shares of Common Stock, which are being offered to David Altschiller pursuant to a Stock Option Agreement (the "Altschiller Agreement") and (c) 1,200 shares of Common Stock which are being offered to Dr. Samuel Money pursuant to a Stock Option Agreement (the "Money Agreement"). The shares of Common Stock issued under the Plan, the Altschiller Agreement and the Money Agreement are herein referred to as the "Shares." This opinion is an exhibit to the Registration Statement.

         We have at times acted as special counsel to the Company in connection with certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings relating to the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company with respect to matters upon which we have been specifically requested to function.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Certificate of Incorporation as presently in effect, (ii) the Company's By-Laws as presently in effect, (iii) minutes and other instruments evidencing actions taken by the Company's directors, (iv) the Plan, (v) the Plan Agreements as currently executed and as a form intended to be used for future grants under the Plan, (vi) the Altschiller Agreement and (v) the Money Agreement. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and regulations in effect as of the date hereof.


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Datascope Corp.
May 30, 2003
Page 2



         Subject to the following sentence, our opinion is limited to the laws of the State of New York. To the extent that the opinion expressed herein involves the corporate law of the State of Delaware, our opinion is based solely upon our reading of standard compilations of the Delaware General Corporation Law as presently in effect, without any investigation of the legal decisions or other statutory provisions in effect in such state that may relate to the opinions expressed herein. We express no opinion as to the application of the securities or "Blue Sky" laws of any state to the offer and/or sale of the Shares.

         Based on the foregoing, and subject to and in reliance on, the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized, and subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, when issued in accordance with the terms, as applicable, of the Plan and any applicable Plan Agreements, the Altschiller Agreement and the Money Agreement, will be legally and validly issued, fully paid and non-assessable. It should be understood that nothing in this opinion is intended to apply to any disposition of the Shares which any participant or optionee in the Plan, the Altschiller Agreement or the Money Agreement might propose to make.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state of the United States in which the Shares may be offered and sold.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein.

                                    Very truly yours,




                                    Swidler Berlin Shereff Friedman, LLP